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                                                                   EXHIBIT 21.01

                 SUBSIDIARIES OF MSC INDUSTRIAL DIRECT CO., INC.

CORPORATION                                               STATE OF INCORPORATION
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Sid Tool Co., Inc.                                              New York
Primeline International, Inc.                                   New York
Kaja Productions, Inc.                                          New York
Cut-Rite Tool Corp.                                             Florida
D.T.C. Tool Corp.                                               Florida
Brooks Precision Supply, Inc.                                   Massachusetts
MSC Services Corp.                                              New York
Anderson Industrial Supply, Inc.                                Florida
Dolin Supply, Inc.                                              New York
Discount Tool and Supply Company                                New York
Drake-Atwood Tool & Supply Company, Inc.                        Tennessee
J&S Tool Company, Inc.                                          Tennessee
Holloway Bros. Tools, Inc.                                      Delaware
RMG Corporation                                                 Wisconsin
Industrial Specialty Company Incorporated                       Mississippi
Industrial Specialty Company, Inc. of Tupelo                    Mississippi
Corbin Corporation                                              Ohio
MSC Direct Line, Inc.                                           New York
Swiss Precision Instruments, Inc.                               California
Enco Manufacturing Co., Inc.                                    New York